EXHIBIT 2.3

SECOND AMENDMENT

TO

STOCK PURCHASE AGREEMENT

Made as of the 30th day of November, 2006,

and amended as of March 2, 2007

APRIL 16, 2007

SECOND AMENDMENT TO
STOCK PURCHASE AGREEMENT

THIS AMENDING AGREEMENT is made effective as of the 16th day of April, 2007

AMONG:

COLD FLOW ENERGY ULC, a corporation incorporated under the laws of Alberta (“Purchaser”)

- and -

SURGE GLOBAL ENERGY, INC., a corporation incorporated under the laws of Delaware (“Surge”)

- and -

PEACE OIL CORP., a corporation incorporated under the laws of Alberta (“Target Company”)

- and -

1229679 ALBERTA INC., 1216848 ALBERTA LTD., JEFF CAIRNS (individually and as trustee of the CAIRNS FAMILY TRUST), DALE FISHER (individually and as trustee of the FISHER FAMILY TRUST), PAUL JACOBSON (as trustee of the STOUTHEARTED TRUST), PETER LIU (as trustee of the LIU FAMILY TRUST) and EDWARD MA (as trustee of the MA FAMILY TRUST), the shareholders of Target Company (each a “Shareholder” and collectively, “Shareholders”)

WHEREAS Purchaser, Surge, Target Company and Shareholders (collectively, the “Parties”) have entered into that certain stock purchase agreement dated as of November 30, 2006, as amended by that certain First Amendment to Stock Purchase Agreement dated as of March 2, 2007 (collectively, the “Stock Purchase Agreement”);

AND WHEREAS the Parties have considered it desirable to amend, in the manner set forth herein and among other things, certain provisions pertaining to the registration of certain Surge Securities to be issued to the Shareholders upon the exchange of the exchangeable shares of Purchaser issued to the Shareholders pursuant to the Stock Purchase Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants and agreements herein contained and contained in the Stock Purchase Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1           Amending Agreement

“this Amending Agreement”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Second Amendment to Stock Purchase Agreement and not to any particular article, section, subsection or other subdivision hereof and includes any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.2          Definitions

Unless otherwise defined herein, all capitalized terms used in this Amending Agreement which are defined in the Stock Purchase Agreement shall, for all purposes hereof, have the meanings given to such terms in the Stock Purchase Agreement unless the context otherwise specifies or requires.

1.3          Interpretation Not Affected By Headings

The division of this Amending Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.

ARTICLE 2
AMENDMENT TO THE STOCK PURCHASE AGREEMENT

2.1          Amendment to Subsection 10.4(a)

Subsection 10.4(a) of the Stock Purchase Agreement is hereby amended by deleting subsection 10.4(a) in its entirety and replacing such subsection with the following new subsection 10.4(a):

“(a)
On the earlier to occur of: (i) July 5, 2007 and (ii) within three (3) business days following the Company’s closing of a financing (but in no event sooner than May 15, 2007) sufficient to pay in full the First Promissory Note, Surge shall prepare and file with the SEC a registration statement on Form SB-2 (“SB-2 Registration Statement”) registering the Surge Securities for resale by Shareholders. Surge covenants to keep the SB-2 Registration Statement effective for up to two years following the date the SB-2 Registration Statement becomes effective or, if earlier, until Shareholders have completed the distribution related thereto. Surge shall prepare and file with the SEC such amendments and supplements to the SB-2 Registration Statement and the prospectus used in connection with such SB-2 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the SB-2 Registration Statement. Surge shall furnish to Shareholders such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Surge Securities owned by them. Surge shall notify each Shareholder by written notice to the address set forth on the books of Purchaser (unless Purchaser is notified in writing of a different address for a Shareholder) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the SB-2 Registration Statement as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Such SB-2 Registration Statement shall only include the securities to be issued by Surge to the Shareholders;”

ARTICLE 3
GENERAL

3.1          Effect of Amending Agreement

This Amending Agreement amends the Stock Purchase Agreement to the extent set forth herein, and the Stock Purchase Agreement shall, from this date forward, be read in conjunction with this Amending Agreement. The Stock Purchase Agreement and this Amending Agreement shall, from this date forward, have effect as if all the provisions of the Stock Purchase Agreement and this Amending Agreement were contained in one instrument. As amended hereby, all the terms and conditions as set forth in the Stock Purchase Agreement remain valid, binding and in full force and effect upon the Parties.

3.2          Counterpart and Facsimile Execution

This Amending Agreement may be executed in counterpart, each of which when so executed in counterpart shall have the same effect as if each Party had joined in executing one and the same document, and notwithstanding their date of execution, each counterpart shall be deemed to be dated and effective as of the day and year first set forth above. Any counterparts delivered by facsimile shall be deemed for all purposes to be original counterparts of this Amending Agreement.

3.3          Governing Law

This Amending Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of Alberta. Each Party hereby expressly attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

3.4          Further Assurances

Each of the Parties hereto agrees to use reasonable commercial efforts to take, or cause to be taken, all such further actions and to do, or cause to be done, all things necessary, proper or advisable to give effect to the true intent, meaning and purpose of this Amending Agreement.

3.5          Enurement

The provisions of this Amending Agreement shall enure to the benefit of, and be binding upon, the Parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF each of the Parties has caused this Amending Agreement to be executed by its proper officers, duly authorized on its behalf, with effect as of the day and year first set forth above.

COLD FLOW ENERGY ULC By: /s/ David Perez Authorized Signing Officer By: /s/ William Greene Authorized Signing Officer
SURGE GLOBAL ENERGY, INC. By: /s/ David Perez Authorized Signing Officer By: /s/ William Greene Authorized Signing Officer
PEACE OIL CORP. By: /s/ David Perez Authorized Signing Officer By: /s/ William Greene Authorized Signing Officer
1229679 ALBERTA INC. By: /s/ Dale Fisher Authorized Signing Officer

1216848 ALBERTA LTD. By: /s/ George Brown Authorized Signing Officer
_______________________________ Witness	/s/Jeff Cairns Jeff Cairns individually and as trustee of the Cairns Family Trust
_______________________________ Witness	/s/ Dale Fisher Dale Fisher individually and as trustee of the Fisher Family Trust
_______________________________ Witness	/s/ Paul Jacobson Paul Jacobson as trustee of the Stouthearted Trust
_______________________________ Witness	/s/ Peter Liu Peter Liu as trustee of the Liu Family Trust
_______________________________ Witness	/s/ Ming Ma Ming Ma as trustee of the Ma Family Trust

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